Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-46766, 333-62206, 333-105507, 333-124295, and 333-153370) of our report dated March 31, 2010 relating to our audits of the consolidated financial statements of ANTs software inc. included in the 2009 annual report on Form 10-K. Our report contains an emphasis of a matter paragraph regarding substantial doubt as to the ability of the Company to continue as a going concern.

/s/ Weiser LLP New York, NY March 31, 2010